RED HAT LACD AGREEMENT

This is a computer software license and publishing agreement. Red Hat, Inc. ("Red Hat"), a Delaware corporation, and VirtualSellers.Com ("Partner"), a Illinois corporation, enter into this agreement as of the last date following the signatures below.

1.  DEFINITIONS
    -----------

A. "Software" means the computer software product of Partner which is the subject of this Agreement, as more fully described in the attached Schedule A, and includes new versions, releases and updates released by Partner during the term of this Agreement.

B. "Documentation" means the instructions and other written guidance from Partner designed to assist an End User in using the Software.

C. "Product" means the product of Red Hat currently titled "Official Red Hat Linux," as well as any other official product of Red Hat, nor or at any time in the future, that includes the Software.

D. "Publisher" means a third party designated by Red Hat that has entered into a separate written agreement with Red Hat that permits the third party to produce and market products with the "Red Hat" brand.

E. "End User" means any party licensed by Red Hat or Partner to use, but not further distribute, the Software.

2.  LICENSE  GRANT  AND  FEES
    -------------------------

A. Partner grants to Red Hat a non-exclusive, worldwide right and license to reproduce the Software on any tangible media, to distribute the Software to End Users, directly or through distributors, and to sublicense the Software to End Users. Red Hat may include the Software as part of the Product or as part of a collection of similar software products of third parties, but may not reproduce or distribute the Software as a stand-alone product. Partner grants to Red Hat the right to reproduce and distribute any portion or all of the Documentation, but only in conjunction with the Software.

B. Partner grants to Red Hat a non-transferable, non-exclusive license to use the Software for its internal business purposes, subject to the applicable provisions of the end user license agreement for the Software.
C.  Partner  grants  the  licenses  in  this  Section  to  Red  Hat without fee.

3.  ADDITIONAL  OBLIGATIONS
    -----------------------

A. Partner shall ensure that Software is compatible with and is built against the latest official release of Red Hat Linux. Partner bears complete responsibility for all technical functionality and all other aspects of Software with respect to Red Hat Linux.

B. Red Hat does not have the obligation to reproduce, market or distribute the Software in any manner. Red Hat reserves the right to determine whether it will reproduce, market or distribute the Software as part of the Product or in any other manner, and retains the complete discretion to make that decision.

C. If Red Hat chooses to reproduce, market and distribute the Software pursuant to this Agreement, then Red Hat shall be responsible for all costs of manufacturing, distribution, sales, and marketing of the Product pursuant to this Agreement.

4.  TRADEMARKS
    ----------

A. Partner grants to Red Hat the right and license to use and display any and all trademarks of Partner associated with the Software, including the name and logo of the Software and the name and logo of Partner (collectively the "Marks"), on the Product packaging and on any and all marketing materials (including advertisements, web pages, and printed materials) for the Product that contains the Software.

B. Red Hat shall not combine any of the Marks with any of its own trademarks. Red Hat agrees to comply with the reasonable trademark use guidelines of Partner that it provides to Red Hat. Upon Partner's request, Red Hat shall provide Partner with a sample of any Product or Documentation bearing the Marks.

5.  PUBLISHERS
    ----------

Partner grants to Red Hat the right to sublicense the rights granted in Sections 2 and 4 of this Agreement to any Publisher, but only to the extent reasonably necessary to permit Publisher to produce a Publisher Product. This right, and the resulting sublicenses

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granted  by  Red  Hat,  are  granted without fee to Red Hat or to any Publisher.

6.  TERM  AND  TERMINATION
    ----------------------

A. This Agreement shall begin on the date it is signed by both parties below and shall have an initial term of one year. Any renewal of this Agreement must be in writing and must be signed by both parties.

B. Upon the termination of this Agreement, Red Hat shall immediately cease the reproduction of the Software. If this Agreement is terminated for any reason other than a material breach by Red Hat, then Red Hat shall have an additional 90 days after termination in which to liquidate its inventory of Products.

7.  SUPPORT
    -------

A. Red Hat shall have no obligation to provide technical support for the Software to End Users, distributors, or any other party. Partner shall cooperate with Red Hat to the extent reasonably necessary to ensure that End Users do not contact Red Hat for technical support for the Software.

B. Partner shall provide technical support for the Software to End Users in a manner and to an extent to be determined by Red Hat and Partner. Partner shall provide to Red Hat information on how End Users may obtain technical support, and must include that information in electronic form with the Software to be distributed by Red Hat.

8.  LIMITED  WARRANTY
    -----------------

A.  Partner  warrants  that:

1. The Software does not infringe upon or violate any trademark, copyright, patent or other intellectual property interest of any third party.

2. The Software will conform to the specifications stated in the Documentation provided by Partner with the Software.

3.  It  has  the  right  and  authority  to  enter  into  this  agreement.

4. The Software is not subject to United States export restrictions concerning encryption technology, munitions, other military purposes, or any other United States export restriction.

B.  Red  Hat  warrants  that:

1.  It  will  use  its  best  efforts  to  distribute  and  market  the Produce.

2.  It  has  the  right  and  authority  to  enter  into  this  agreement.

C. Except as provided in this Agreement, THE PRODUCT IS PROVIDED TO END USERS "AS IS" AND WITHOUT WARRANTIES OR CONDITIONS OF ANY KIND, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE.

9.  END  USER  LICENSE  AGREEMENT
    -----------------------------

Partner shall include with the Software the end user license terms and conditions for the Software, and shall make such license terms and conditions easily readable for End Users. Partner acknowledges and agrees that Red Hat shall have no obligation to print a copy of the terms and conditions of the end user license agreement for the Software. Red Hat shall direct End Users of the Product to review carefully the end user license terms and conditions for the Software, and shall instruct End Users to abide by those terms and conditions.

10.  DELIVERY  OF  THE  SOFTWARE
     ---------------------------

Partner must deliver the Software to Red Hat in a format acceptable to Red Hat and by a date to be determined by Red Hat. Red Hat shall use its commercially reasonable efforts to inform Partner of the formal requirements and the due date for delivery at least one week before the due date, but retains the right to modify these requirements as it determined from time to time.

11.  CONFIDENTIALITY
     ---------------

A.  "Confidential  Information"  means  any  and  all information concerning Red
Hat's:

1. Sales, profits, financial statements, and all other information related to the financial condition of Company;

2. Future products, product releases, release dates, development schedules and plans; and

3.  Any  other  information  designated  by  Company  as  Confidential.

B. Partner shall use reasonable care for a period of three years from the effective date of this Agreement to maintain the confidentiality of Confidential Information. Except as necessary to perform its obligations under this Agreement, Partner shall not disclose Confidential Information, or its knowledge of it, to any other person or entity without the express written permission of Red Hat.

C. Partner shall either destroy or provide to Red Hat all copies of Confidential Information in its possession, including all copies of Confidential Information on all computers in his possession, as soon as practicable after completing his obligations as Contractor.

12.  INDEMNITY
     ---------

Red Hat shall have no obligation or liability for, and Partner shall defend, indemnify, and hold Red Hat harmless from and against any claim (including reasonable attorneys' fees and costs) arising from Red Hat's distribution of the Software pursuant to the terms and conditions set forth in this Agreement.

13.  LIMITATION  ON  LIABILITY
     -------------------------

Excluding the warranty set forth in Section 8, and the indemnification provisions set forth in Section 12, to the maximum extent allowed by applicable law, IN NO EVENT SHALL EITHER PARTY, ITS SUPPLIERS, DISTRIBUTORS OR RESELLERS, BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

14.  MISCELLANEOUS
     -------------

A. This Agreement is not an exclusive arrangement, and each party remains free to enter into similar agreements with other parties.

B. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of North Carolina, U.S.A., regardless of its choice of law provisions. The parties each agree that they are subject to the personal jurisdiction of the state and federal courts within the State of North Carolina, and each waives the right to challenge the personal jurisdiction of those courts over it. The United Nations Convention on Contracts for the International Sales of Goods shall not apply to this Agreement.

C. Any notice under this Agreement shall be in English, in writing, and shall be deemed to be given upon receipt. Notices to Red Hat shall be delivered to Counsel, Red Hat, Inc., 2600 Meridian Parkway, Durham, NC 27713, USA. Notices to Partner shall be delivered to the address for Partner given in the attached Schedule A.

D. This Agreement, including all Schedules, constitutes the entire understanding of the parties. This Agreement supersedes and terminates all prior representations, warranties and agreements, written or oral, regarding the subject matter of this Agreement. Any modification to this Agreement must be in a writing signed by both parties.

E. All covenants and obligations of this Agreement shall survive the termination of this Agreement.

F. If one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, such holding will not impair the validity, legality, or enforceability of the remaining provisions.

G. Headings in this Agreement are used for convenience of reference only and do not affect the interpretation of the provisions.

H. Failure or delay on the part of any party to exercise any right, remedy, power or privilege hereunder will not operate as a waiver. Any waiver must be in writing and signed by the party granting such waiver in order to be effective.

I. No provision of this Agreement is to be interpreted for or against either party on the grounds that one party or the other, or their legal counsel, drafted such provision.

J. In the event that Red Hat is merged with or consolidated into any other entity, or in the event that substantially all of the assets of Red Hat are sold or otherwise transferred to any other entity, the provisions of this Agreement will be binding upon, and inure to the benefit of, such other entity.

K. Nothing in this Agreement shall be construed to make the parties partners, joint venturers, representatives, or agents of each other, nor shall either party so hold itself out.

To show their assent, the duly authorized representatives of the parties hereto have signed this Agreement.

RED  HAT,  INC.  ("Red  Hat")                    VIRTUALSELLERS.COM  ("Partner")
/s/             Craig  Delger                         /s/     Kevin  A.  Wielgus
             ----------------                             ----------------------
                    Signature                                          Signature

Craig  Delger                              Kevin  A.  Wielgus
Name                                       Name

Business  Dev.  Mgr.                       VP  of  Operations
Title                                      Title

2/11/00                                    2/10/00
Date                                       Date


                                   SCHEDULE A
                                   ----------

Partner  Information:

     Name:  VirtualSellers.com                    WWW  site:  tameable.com

     Address:  3075  Tollview  Drive

     City:  Rolling  Meadows       State/Province:  IL       Zip  Code: 60008

     Country:  USA                    Phone:  847-463-1500  xt.  1560

The  Software:

TAME  4

                                                                       EXHIBIT B
                                                                       ---------

ISV shall complete the following information pursuant to Section 3.B. of the Red Hat Developer Partner Agreement:

ISV  name:  VirtualSellers.com

ISV  product  information:

Name:  TAME  <Tag  Activated  Markup  Enhancer>

URL:  Company:  www.virtualsellers.com     Product:  TAMEABLE.COM

Platforms  available:  Linux,  Unix,  NT

Works  with  Red  Hat  Linux  versions  (state  number):  All,  up  to  6.1

Retail  price:  $15,000  single  CPU  License.  Varying  licences  available.

Description  (25  words  or  less):

Web Server application development tool used to create browser based applications, e-business solutions or complete e-commerce sites taking full advantage of XMC.

ISV  contact  information:

Web  site:  TAMEABLE.COM

Email:  info@tameable.com
Telephone:  877-FOR  TAME   (877-367-8263)
Fax:  847-463-1550

Address:
3075  Tollview  Drive
Rolling  Meadows  IL  60008